UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2024

Solo Brands, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40979	87-1360865
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Mustang Dr. Grapevine, TX		76051
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (817)-900-2664

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	DTC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 1, 2024, the Board of Directors of the Company (the “Board”) appointed Ms. Laura Coffey as the Company’s Chief Financial Officer, effective as of February 5, 2024 (the “Effective Date”). Ms. Coffey succeeds Ms. Andrea K. Tarbox, who served as the Company’s interim Chief Financial Officer while the company conducted a search process to fill the Chief Financial Officer role on a permanent basis.

Prior to joining the Company, Ms. Coffey, age 57, served as the chief financial officer of the Vitamin Shoppe Inc., a nutritional supplement retailer from June, 2020 until June, 2023. Prior to the Vitamin Shoppe, Ms. Coffey worked at Pier 1 Imports, Inc., a national home furnishing and décor retailer, for 23 years, where she held various senior leadership roles including executive vice president for e-commerce and business development and interim chief financial officer. Ms. Coffey currently serves on the board, executive committee and as the chair of the audit committee of Community National Bank & Trust of Texas. Ms. Coffey graduated from the University of Texas at Arlington with a BBA in Business Administration and Accounting.

In connection with Ms. Coffey’s appointment as the Company’s Chief Financial Officer, the Company has entered into an employment agreement with Ms. Coffey (the “Employment Agreement”). The Employment Agreement provides that Ms. Coffey shall receive an annual base salary of $500,000, subject to review annually for possible increase. The Employment Agreement also provides for an annual cash performance-based bonus with a target of 60% of annual base salary and a maximum of 90% of annual base salary. In addition, the Employment Agreement provides for the following equity-based awards pursuant to the Company’s 2021 Incentive Award Plan: an initial grant of 250,000 restricted stock units and 250,000 performance stock units, subject to various vesting conditions. Ms. Coffey will also be eligible for annual equity grants as determined by the Board. The Employment Agreement provides certain severance benefits upon termination by the Company without “Cause” or by Ms. Coffey for “Good Reason” (as each such term is defined in the Employment Agreement).

There are no arrangements or understandings between Ms. Coffey and any other persons pursuant to which Ms. Coffey was selected as an officer, and Ms. Coffey has no family relationships with any of the Company’s directors or executive officers, nor does Ms. Coffey have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Ms. Coffey is expected to enter into the Company’s standard indemnification agreement for directors and officers.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in Current Report on Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements, including statements regarding the indemnification agreement. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 9, 2023 and our other reports filed with the SEC. Any such forward-looking statements represent management’s estimates as of the date of this Current Report on Form 8-K. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number

99.1	Press Release issued by Solo Brands, Inc., dated February 5, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Solo Brands, Inc.

Date:	February 5, 2024	By:	/s/ Kent Christensen
Kent Christensen
General Counsel